Exhibit 99.1

The Home Depot Announces Fourth Quarter and Fiscal 2018 Results;
Increases Quarterly Dividend by 32.0 Percent;
Announces $15.0 Billion Share Repurchase Authorization;
Provides Fiscal 2019 Guidance

ATLANTA, February 26, 2019 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $26.5 billion for the fourth quarter of fiscal 2018, a 10.9 percent increase from the fourth quarter of fiscal 2017. Comparable sales for the fourth quarter of fiscal 2018 were positive 3.2 percent, and comp sales in the U.S. were positive 3.7 percent.

The fourth quarter of fiscal 2018 consisted of 14 weeks compared with 13 weeks for the prior year. The 14th week added approximately $1.7 billion in sales for the quarter and the year. The additional week is not included in comparable sales results for the quarter or the year.

Net earnings for the fourth quarter of fiscal 2018 were $2.3 billion, or $2.09 per diluted share, compared with net earnings of $1.8 billion, or $1.52 per diluted share, in the same period of fiscal 2017. The 14th week added approximately $0.21 per diluted share for the quarter and year.

Net earnings for the fourth quarter and the year were negatively impacted by a nonrecurring, pre-tax charge of approximately $247 million, or $184 million after tax equaling $0.16 per diluted share, due to an impairment loss related to certain trade names at Interline Brands.

Fiscal 2018

Sales for fiscal 2018 were $108.2 billion, an increase of 7.2 percent from fiscal 2017. Total company comparable sales for fiscal 2018 increased 5.2 percent, and comp sales in the U.S. were positive 5.4 percent for the year.

Earnings per diluted share in fiscal 2018 were $9.73, compared to $7.29 per diluted share in fiscal 2017, an increase of 33.5 percent.

“We achieved record sales and net earnings in fiscal 2018, while making great progress on the strategic investments we laid out in December of 2017. We focused on enhancing the interconnected retail experience for our customers, providing localized and innovative product, and delivering best in class productivity,” said Craig Menear, chairman, CEO and president. “Our view on the health of the economy and the consumer, as well as the momentum of our strategic investments, supports our belief that we can deliver comparable sales growth of 5.0 percent in fiscal 2019. I would like to thank our associates for their solid execution and exceptional work in service to our customers.”

Dividend Declaration and Share Repurchase Authorization

The Company today announced that its board of directors declared a 32.0 percent increase in its quarterly dividend to $1.36 per share.

“As a testament to our commitment to create value for our shareholders and a demonstration of confidence in the business going forward, the board has increased the dividend for the tenth consecutive year,” said Menear. The dividend is payable on March 28, 2019, to shareholders of record on the close of business on March 14, 2019. This is the 128th consecutive quarter the Company has paid a cash dividend.

The board of directors also authorized a new $15 billion share repurchase program, replacing its previous authorization.

Fiscal 2019 Guidance

The Company provided the following guidance for fiscal 2019, a 52-week year compared to fiscal 2018, a 53-week year:

•	Comparable sales growth of approximately 5.0 percent for the comparable 52-week period

•	Sales growth of approximately 3.3 percent

•	Five net new stores

•	Gross margin of approximately 34.0 percent

•	Operating margin of approximately 14.4 percent

•	Net interest expense of approximately $1.2 billion

•	Tax rate of approximately 25.5 percent

•	Share repurchases of approximately $5.0 billion

•	Diluted earnings-per-share growth of approximately 3.1 percent to $10.03

•	Capital spending of approximately $2.7 billion

•	Depreciation and amortization expense of approximately $2.3 billion

•	Cash flow from the business of approximately $14.1 billion

Long-Term Financial Targets

Today the Company reaffirms its fiscal 2020 financial targets as follows:

•	Total sales ranging from approximately $115 billion to approximately $120 billion

•	Operating margin ranging from approximately 14.4 percent to approximately 15.0 percent

•	Return on invested capital of more than 40 percent

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at ir.homedepot.com/events-and-presentations.

At the end of the fourth quarter, the Company operated a total of 2,287 retail stores in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs more than 400,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

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Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services; net sales growth; comparable sales; effects of competition; implementation of store, interconnected retail, supply chain and technology initiatives; inventory and in-stock positions; state of the economy; state of the residential construction, housing and home improvement markets; state of the credit markets, including mortgages, home equity loans and consumer credit; issues related to the payment methods we accept; demand for credit offerings; management of relationships with our associates, suppliers and vendors; continuation of share repurchase programs; net earnings performance; earnings per share; dividend targets; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; stock-based compensation expense; commodity price inflation and deflation; the ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims and litigation; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of the Tax Cuts and Jobs Act of 2017 and other regulatory changes; store openings and closures; guidance for fiscal 2019 and beyond; financial outlook; and the integration of acquired companies into our organization and the ability to recognize the anticipated synergies and benefits of those acquisitions. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties - many of which are beyond our control, dependent on the actions of third parties, or are currently unknown to us - as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include, but are not limited to, those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 28, 2018 and in our subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:
Financial Community	News Media
Isabel Janci	Stephen Holmes
Vice President of Investor Relations and Treasurer	Senior Director of Corporate Communications
770-384-2666	770-384-5075
isabel_janci@homedepot.com	stephen_holmes@homedepot.com

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months Ended (1)			Fiscal Year Ended (2)
in millions, except per share data	February 3, 2019	January 28, 2018	% Change	February 3, 2019	January 28, 2018	% Change
Net sales	$26,491	$23,883	10.9%	$108,203	$100,904	7.2%
Cost of sales	17,464	15,790	10.6	71,043	66,548	6.8
Gross profit	9,027	8,093	11.5	37,160	34,356	8.2
Operating expenses:
Selling, general and administrative	4,922	4,440	10.9	19,513	17,864	9.2
Depreciation and amortization	480	464	3.4	1,870	1,811	3.3
Impairment loss	247	—		247	—
Total operating expenses	5,649	4,904	15.2	21,630	19,675	9.9
Operating income	3,378	3,189	5.9	15,530	14,681	5.8
Interest and other (income) expense:
Interest and investment income	(20)	(23)	(13.0)	(93)	(74)	25.7
Interest expense	269	269	—	1,051	1,057	(0.6)
Other	16	—		16	—
Interest and other, net	265	246	7.7	974	983	(0.9)
Earnings before provision for income taxes	3,113	2,943	5.8	14,556	13,698	6.3
Provision for income taxes	769	1,164	(33.9)	3,435	5,068	(32.2)
Net earnings	$2,344	$1,779	31.8%	$11,121	$8,630	28.9%

Basic weighted average common shares	1,116	1,160	(3.8)%	1,137	1,178	(3.5)%
Basic earnings per share	$2.10	$1.53	37.3	$9.78	$7.33	33.4

Diluted weighted average common shares	1,121	1,167	(3.9)%	1,143	1,184	(3.5)%
Diluted earnings per share	$2.09	$1.52	37.5	$9.73	$7.29	33.5

	Three Months Ended (1)			Fiscal Year Ended (2)
Selected Sales Data (3)	February 3, 2019	January 28, 2018	% Change	February 3, 2019	January 28, 2018	% Change
Customer transactions (in millions)	394.8	366.5	7.7%	1,620.8	1,578.6	2.7%
Average ticket	$65.59	$64.00	2.5	$65.74	$63.06	4.2
Sales per square foot	$414.17	$394.87	4.9	$446.86	$417.02	7.2
 —————

(1)	Three months ended February 3, 2019 include 14 weeks. Three months ended January 28, 2018 include 13 weeks.

(2)	Fiscal year ended February 3, 2019 includes 53 weeks. Fiscal year ended January 28, 2018 includes 52 weeks.

(3)	Selected Sales Data does not include results for Interline Brands, Inc., which was acquired in fiscal 2015.

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

in millions	February 3, 2019	January 28, 2018
Assets
Cash and cash equivalents	$1,778	$3,595
Receivables, net	1,936	1,952
Merchandise inventories	13,925	12,748
Other current assets	890	638
Total current assets	18,529	18,933
Net property and equipment	22,375	22,075
Goodwill	2,252	2,275
Other assets	847	1,246
Total assets	$44,003	$44,529

Liabilities and Stockholders' Equity
Short-term debt	$1,339	$1,559
Accounts payable	7,755	7,244
Accrued salaries and related expenses	1,506	1,640
Current installments of long-term debt	1,056	1,202
Other current liabilities	5,060	4,549
Total current liabilities	16,716	16,194
Long-term debt, excluding current installments	26,807	24,267
Other liabilities	2,358	2,614
Total liabilities	45,881	43,075
Total stockholders’ (deficit) equity	(1,878)	1,454
Total liabilities and stockholders’ (deficit) equity	$44,003	$44,529

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year Ended (1)
in millions	February 3, 2019	January 28, 2018
Cash Flows from Operating Activities:
Net earnings	$11,121	$8,630
Reconciliation of net earnings to net cash provided by operating activities:
Depreciation and amortization	2,152	2,062
Stock-based compensation expense	282	273
Impairment loss	247	—
Changes in working capital, net of acquisition effects	(687)	554
Changes in deferred income taxes	26	92
Other operating activities	(103)	420
Net cash provided by operating activities	13,038	12,031

Cash Flows from Investing Activities:
Capital expenditures, net of non-cash capital expenditures	(2,442)	(1,897)
Payments for business acquired, net	(21)	(374)
Proceeds from sales of property and equipment	33	47
Other investing activities	14	(4)
Net cash used in investing activities	(2,416)	(2,228)

Cash Flows from Financing Activities:
(Repayments of) proceeds from short-term debt, net	(220)	850
Proceeds from long-term debt, net of discounts	3,466	2,991
Repayments of long-term debt	(1,209)	(543)
Repurchases of common stock	(9,963)	(8,000)
Proceeds from sales of common stock	236	255
Cash dividends	(4,704)	(4,212)
Other financing activities	(26)	(211)
Net cash used in financing activities	(12,420)	(8,870)
Change in cash and cash equivalents	(1,798)	933
Effect of exchange rate changes on cash and cash equivalents	(19)	124
Cash and cash equivalents at beginning of period	3,595	2,538
Cash and cash equivalents at end of period	$1,778	$3,595
 —————

(1)	Fiscal year ended February 3, 2019 includes 53 weeks. Fiscal year ended January 28, 2018 includes 52 weeks.

THE HOME DEPOT, INC.
ASU NO. 2014-09 IMPACT OF ADOPTION
(Unaudited)
The Company adopted ASU No. 2014-09, which pertains to revenue recognition, in the first quarter of fiscal 2018. The following table shows the impact of adopting ASU No. 2014-09 on the consolidated statements of earnings for the three and twelve month periods ended February 3, 2019. The implementation of this accounting standard resulted in an increase in net sales, gross profit, selling, general and administrative, and total operating expenses and a decrease in cost of sales. There was no impact on operating income, net earnings, or earnings per share.

	Three Months Ended February 03, 2019 (1)
in millions	As Reported	% of Net Sales	ASU No. 2014-09 Impact	Excluding ASU No. 2014-09 Impact	% of Net Sales
Net sales	$26,491	100.0%	$86	$26,405	100.0%
Cost of sales	17,464	65.9	(82)	17,546	66.4
Gross profit	9,027	34.1	168	8,859	33.6
Selling, general and administrative	4,922	18.6	168	4,754	18.0
Total operating expenses	5,649	21.3	168	5,481	20.8

	Fiscal Year Ended February 03, 2019 (2)
in millions	As Reported	% of Net Sales	ASU No. 2014-09 Impact	Excluding ASU No. 2014-09 Impact	% of Net Sales
Net sales	$108,203	100.0%	$216	$107,987	100.0%
Cost of sales	71,043	65.7	(382)	71,425	66.1
Gross profit	37,160	34.3	598	36,562	33.9
Selling, general and administrative	19,513	18.0	598	18,915	17.5
Total operating expenses	21,630	20.0	598	21,032	19.5
—————

(1)	Three months ended February 3, 2019 include 14 weeks.

(2)	Fiscal year ended February 3, 2019 includes 53 weeks.

THE HOME DEPOT, INC.
ASU NO. 2014-09 IMPACT OF ADOPTION
(Unaudited)
The Company adopted ASU No. 2014-09, which pertains to revenue recognition, in the first quarter of fiscal 2018. The following table shows the impact of adopting ASU No. 2014-09 on the consolidated balance sheet as of February 3, 2019.

	February 3, 2019
in millions	As Reported	ASU No. 2014-09 Impact	Excluding ASU No. 2014-09 Impact
Assets
Receivables, net	$1,936	$(40)	$1,976
Other current assets	890	256	634
Total current assets	18,529	216	18,313
Total assets	44,003	216	43,787

Liabilities and Stockholders' Equity
Other current liabilities	$5,060	$117	$4,943
Total current liabilities	16,716	117	16,599
Other liabilities	2,358	24	2,334
Total liabilities	45,881	141	45,740
Total stockholders’ deficit	(1,878)	75	(1,953)
Total liabilities and stockholders’ deficit	44,003	216	43,787

THE HOME DEPOT, INC.
PRO FORMA EFFECT OF ASU NO. 2014-09
(Unaudited)
The Company adopted ASU No. 2014-09, which pertains to revenue recognition, in the first quarter of fiscal 2018 using the modified retrospective method. In accordance therewith, financial information prior to fiscal 2018 will not be recast as the modified retrospective method does not permit recasting pre-adoption financial information. The following tables present selected as-reported financial results and the pro forma effect of ASU No. 2014-09 as if the recognition and presentation guidance in the accounting standard had been applied in fiscal 2017. There was no impact on operating income, net earnings, or earnings per share. The fiscal 2017 pro forma financial information included in the tables below is presented for informational purposes only.

	Three Months Ended April 30, 2017
in millions	As Reported	% of Net Sales	ASU No. 2014-09 Effect	Including ASU No. 2014-09 Effect	% of Net Sales
Net sales	$23,887	100.0%	$48	$23,935	100.0%
Cost of sales	15,733	65.9	(90)	15,643	65.4
Gross profit	8,154	34.1	138	8,292	34.6
Selling, general and administrative	4,361	18.3	138	4,499	18.8
Total operating expenses	4,805	20.1	138	4,943	20.7

	Three Months Ended July 30, 2017
in millions	As Reported	% of Net Sales	ASU No. 2014-09 Effect	Including ASU No. 2014-09 Effect	% of Net Sales
Net sales	$28,108	100.0%	$33	$28,141	100.0%
Cost of sales	18,647	66.3	(114)	18,533	65.9
Gross profit	9,461	33.7	147	9,608	34.1
Selling, general and administrative	4,549	16.2	147	4,696	16.7
Total operating expenses	4,998	17.8	147	5,145	18.3

	Three Months Ended October 29, 2017
in millions	As Reported	% of Net Sales	ASU No. 2014-09 Effect	Including ASU No. 2014-09 Effect	% of Net Sales
Net sales	$25,026	100.0%	$44	$25,070	100.0%
Cost of sales	16,378	65.4	(85)	16,293	65.0
Gross profit	8,648	34.6	129	8,777	35.0
Selling, general and administrative	4,514	18.0	129	4,643	18.5
Total operating expenses	4,968	19.9	129	5,097	20.3

	Three Months Ended January 28, 2018
in millions	As Reported	% of Net Sales	ASU No. 2014-09 Effect	Including ASU No. 2014-09 Effect	% of Net Sales
Net sales	$23,883	100.0%	$41	$23,924	100.0%
Cost of sales	15,790	66.1	(85)	15,705	65.6
Gross profit	8,093	33.9	126	8,219	34.4
Selling, general and administrative	4,440	18.6	126	4,566	19.1
Total operating expenses	4,904	20.5	126	5,030	21.0

	Fiscal Year Ended January 28, 2018
in millions	As Reported	% of Net Sales	ASU No. 2014-09 Effect	Including ASU No. 2014-09 Effect	% of Net Sales
Net sales	$100,904	100.0%	$166	$101,070	100.0%
Cost of sales	66,548	66.0	(374)	66,174	65.5
Gross profit	34,356	34.0	540	34,896	34.5
Selling, general and administrative	17,864	17.7	540	18,404	18.2
Total operating expenses	19,675	19.5	540	20,215	20.0